Exhibit (h)(5)(b)

Exhibit A

(to the Forward Funds Shareholder Services Plan)

March 19, 2012

Forward Frontier Strategy Fund

Forward Strategic Alternatives Fund (Institutional and Investor Class only)

Forward CorePlus Fund (Institutional Class only)

Forward High Yield Bond Fund (Institutional Class only)

Forward Investment Grade Fixed-Income Fund (Institutional Class only)

Forward International Equity Fund (Institutional Class only)

Forward Extended MarketPlus Fund (Institutional Class only)

Forward Commodity Long/Short Strategy Fund

Forward Credit Analysis Long/Short Fund

Forward Emerging Markets Fund

Forward EM Corporate Debt Fund

Forward Endurance Long/Short Fund

Forward Floating NAV Short Duration Fund

Forward Focus Fund

Forward Global Credit Long/Short Fund

Forward Global Infrastructure Fund

Forward International Dividend Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Large Cap Dividend Fund

Forward Managed Futures Strategy Fund

Forward Real Estate Fund

Forward Select EM Dividend Fund

Forward Select Income Fund

Forward Small Cap Equity Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund

Forward Real Estate Long/Short Fund